EXHIBIT 4

                          THIRD AMENDMENT TO LOAN AGREEMENT




      THIS THIRD AMENDMENT TO LOAN AGREEMENT, entered into as of this 3rd day of

January,  1995,  by  and between AMERICAN NATIONAL BANK  AND  TRUST  COMPANY  OF

CHICAGO,  a  national banking association with its principal place  of  business located  at 33 North LaSalle Street, Chicago, Illinois 60690 (herein called  the

"Bank") and KABLE NEWS COMPANY, INC., an Illinois corporation with its principal place  of business located at 16 South Wesley Avenue, Mt. Morris, Illinois 61054

(herein called the "Company").


                          WITNESSETH:


      WHEREAS,  the Company and the Bank have previously entered into a  certain

Loan  Agreement dated as of September 30, 1992, as amended on July 12, 1993  and

November 15, 1993 (herein called the "Existing Agreement"); and

     WHEREAS, the Company and the Bank desire to amend the Existing Agreement in order  to  increase  the commitment limit and extend the maturity  date  on  the revolving  line  of  credit, to extend a term loan to the Company  and  to  make certain other amendments to the Existing Agreement;

      NOW,  THEREFORE,  in  consideration of the  premises  and  the  terms  and conditions hereinafter set forth, the parties agree as follows:

                           ARTICLE I

                          DEFINITIONS

      1.1 Certain Definitions.

          (a)  "Amended Agreement" shall mean the Existing Agreement, as amended by Article II hereof.

          (b)  "Effective Date" shall have the meaning set forth in Article III hereof.

      1.2 Other Definitions.  All of the terms which are defined in the Existing

Agreement  shall  have  the  same meanings herein unless  the  context  requires otherwise or unless such terms are defined differently herein.



                           ARTICLE II

                           AMENDMENT

       2.1  Amendments of Existing Agreement.  The Existing Agreement is  hereby amended, effective as of and subject to the occurrence of the Effective Date, as follows:

          (a)  Section 1.1 (Amount) is hereby amended in its entirety to read as follows:

                         "1.1 Amount.

                               (a) Credit Loan. Subject to the terms of this Agreement, the Company may borrow from the Bank and the Bank will thereupon lend to the Company, and the Company shall repay in accordance with the terms of this Agreement and may reborrow at any time prior to August 31, 1996 any amount which is a multiple of $100,000 up to a maximum amount at any one time outstanding of $27,500,000 (herein called the "Credit" or the "Credit Loan"), provided that the Bank receives prior to the initial borrowing the representations and certificates required by Sections 7.1 and
               7.2 and, prior to all subsequent borrowings, the representations and certificates required by Section 7.2. Notwithstanding the foregoing requirement that borrowings by the Company be in multiples  of  $100,000, the Bank has consented  to  the  Company borrowing $43,275.10 from the Bank as of the Effective Date  upon the  terms and conditions as set forth in the "Installment  Note"
               (as hereinafter defined); provided, however, that the principal balance outstanding on the Installment Note from time to time shall be considered a draw against and reduce the amount available to the Company under the Credit Loan.

                               (b)    Term Loan.   Subject to the terms of  this
               Agreement, the Company may borrow from the Bank and the Bank will thereupon lend to the Company $2,000,000 (herein called the "Term Loan"), provided that the Bank receives prior to the initial borrowing the representations and certificates required by Sections 7.1 and 7.2."

           (b)  The first sentence of Section 1.2 (a) (Revolving Note) is hereby deleted in its entirety and the following sentence is hereby substituted in  its place:

                          "Except  as  provided in Section 1.2 (b)  hereof,  the
               borrowing under the revolving credit described in Section 1.1(a) hereof will be evidenced by a note (herein called the "Revolving Note") in the form of Exhibit I hereto dated as of January 3, 1995 which is payable to the order of the Bank on August 31, 1996 (herein called the "Maturity Date"), in the then applicable principal amount of all loans from time to time outstanding."

           The Revolving Note attached hereto as Exhibit I is hereby substituted in the place of the Revolving Note that is attached to the Existing Agreement as

Exhibit I.

           (c)   Section  1.2 (b) (Installment Note) is hereby  amended  in  its entirety to read as follows:

                                "1.2   (b)   Installment  Note.   The  Company's
               borrowing of $43,275.10 under the Credit Loan will be evidenced by an Installment Note (Secured) (herein called the "Installment Note") in the form of Exhibit II A hereto dated as of January 3, 1995 in the principal amount of $43,275.10 made by the Company payable to the order of the Bank.

      The Installment Note attached hereto as Exhibit II A is hereby substituted in  the place of the Installment Note that is attached to the Existing Agreement as Exhibit II."

          (d)  A new Section 1.2 (c) (Term Note) is hereby added to the Existing

Agreement as follows:

                               "1.2  (c) Term Note.  The Company's borrowing  of
               two million dollars ($2,000,000) under the Term Loan will be evidenced by a Term Note (herein called the "Term Note") in the form of Exhibit II B dated as of January 3, 1995 in the principal amount of two million dollars ($2,000,000) made by the Company payable to the order of the Bank.

      The  Term Note attached hereto as Exhibit II B is hereby attached  to  the

Existing Agreement as Exhibit II B.

           (e)  A new Section 1.3 (c) (Interest on Term Note) is hereby added to the Existing Agreement as follows:

                               "1.3  (c)  Interest on Term Note.  The Term  Note
               will bear interest at the Prime Rate. The interest rate will change if and when the Prime Rate changes and such change shall be effective as of and on the date following the relevant change in the Prime Rate. The Term Note will bear interest after the Maturity Date at the rate of three percent (3%) in excess of the Prime Rate. Interest on the Term Note will be payable on the last business day of each month during the term of such Term Note. Interest shall be computed on the basis of a 360-day year and shall be charged for the actual number of days elapsed unless otherwise specified herein."

          (f)  Section 1.4 (Commitment Fee) is hereby amended in its entirety to read as follows:

                     "1.4 Commitment Fee. The Company shall pay to the Bank quarterly in arrears a commitment fee equal to one quarter of one percent (1/4%) of the difference between (a) $27,500,000; and (b) the average daily amount of the $27,500,000 line of credit that is outstanding during the preceding quarter, with such commitment fee payable on the fifteenth (15th) day of the first month following the end of each quarter during the term of this Agreement."

           (g)  The Monthly Compliance Certificate attached hereto as Exhibit  V is hereby substituted in the place of the Monthly Compliance Certificate that is attached to the Existing Agreement as Exhibit V.

           (h)   The Monthly Collateral Report attached hereto as Exhibit VI  is hereby substituted in the place of the Collateral Monthly Collateral Report that is attached to the Existing Agreement as Exhibit VI.

           (i)   The Collateral Reconciliation Report attached hereto as Exhibit

VII  is  hereby substituted in the place of the Collateral Reconciliation Report that is attached to the Existing Agreement as Exhibit VII.

           (j)  The first sentence of Section 3.1 (Financial Position) is hereby deleted in its entirety and the following sentence is hereby substituted in  its place:

                     "The Company (which shall for purposes of this Section 3.1 mean the Company and the "Subsidiary," as such term is hereinafter defined) will maintain the following financial positions:"

           (k)  Section 4.1 (Fixed Assets) is hereby amended in its entirety  to read as follows:

                     "4.1 Fixed Assets. The Company will not spend an amount in excess of $1,500,000 for fixed assets during any fiscal year of the Company during the term of this Agreement."

           (l) Section 4.3 (a) is hereby amended in its entirety to read as follows:

                     "(a) Loans or guarantees contemplated by this or other agreements with the Bank or loans, guarantees, indebtedness, liabilities or obligations contemplated by the Asset Purchase and Sale Agreement dated as of December 22, 1994 by and among Kable Fulfillment Services of Ohio, Inc., the Company's wholly-owned subsidiary (the "Subsidiary"), and Fulfillment Corporation of America;"

           (m) Section 4.7 (e) is hereby amended in its entirety to read as follows:

                      "(e) Loans or advances to the Parent not exceeding $3,500,000.00 in the aggregate at any time, a loan to RRGCC dated September 30, 1992 in the original principal amount of $183,900.01, including  any  renewals  or extensions of such  loan,  and  loans  or advances to or investments in the Subsidiary not exceeding $4,500,000.00 in the aggregate at any time."

           (n)  Section 5.3 (Loans to Parent and RRGCC) is hereby amended in its entirety to read as follows:

           "5.3 Loans or Advances to Parent, RRGCC and Subsidiary. The Company will cooperate with the Bank in enforcing any and all obligations of the Parent, RRGCC and the Subsidiary to the Company pursuant to loans or advances made to the Parent, RRGCC or the Subsidiary in accordance with Section 4.7 (e) and in ensuring that the Parent, RRGCC and the Subsidiary comply with any and all covenants and warranties entered into in connection with such loans or advances."

           (o)   The Guaranty attached hereto as Exhibit X is hereby substituted in  the  place  of  the Guaranty that is attached to the Existing  Agreement  as

Exhibit X.

           (p)   Section  7.1  (Initial Credit Loan) is hereby  amended  in  its entirety to read as follows:

                     "7.1 Initial Loans. The obligation of the Bank to make the initial loans under this Agreement or to extend the term of the Existing Agreement pursuant to the terms and provisions of this Agreement shall be subject to the satisfaction of each of the following conditions precedent:

                               (a) Resolutions. The Bank shall have received such certificates as to resolutions of the Boards of Directors of both the Company and the Subsidiary, as to incumbency and signatures of the officers of the Company and the Subsidiary and as to any other matters (and copies of such other documents relevant to this Agreement, certified if requested), as the Bank may reasonably request with respect to any matter relevant to this Agreement.

                               (b) Security Agreements. The Company shall have executed and delivered to the Bank counterparts of a security agreement, together with all amendments, if any, thereafter made from time to time thereto (the "Security Agreement") substantially in the form of Exhibit IVA attached hereto; and the Subsidiary shall have executed and delivered to the Bank counterparts of a security agreement, together with all amendments, if any, thereafter made from time to time thereto (the "Subsidiary Security Agreement") substantially in the form of Exhibit IVB attached hereto.

                              (c) Financing Statements. The Company shall have delivered to the Bank UCC-1 financing statements or continuation statements, if applicable, suitable for filing in the States of Illinois, New York and California, covering the collateral subject to the Security Agreement, duly executed by the Company and showing the Bank as the secured party; and the Subsidiary shall have delivered to the Bank UCC-1 financing statements or continuation statements, if applicable, suitable for filing in the State of Ohio, covering the collateral subject to the Subsidiary Security Agreement, duly executed by the Subsidiary and showing the Bank as the secured party.

                               (d) Opinions of Counsel. The Company shall deliver to the Bank opinions of counsel for the Company and the Subsidiary that are reasonably acceptable to counsel for the Bank.

                               (e) Expenses. The Bank shall have received reimbursement from the Company for legal fees and other out-of-pocket expenses incurred in the preparation of this Agreement and all related documents.

                                       (f)     Certificate    of    Accountants.
                    (intentionally deleted)

                               (g) Delivery and Pledge of Stock. The Parent shall pledge to the Bank all of the issued and outstanding shares of the stock of the Company as security for the Parent's Guaranty and agrees to pledge any additional shares that it receives by way of stock dividends; and the Company shall pledge to the Bank all of the issued and outstanding shares of the stock of the Subsidiary as security for the payment of all Notes and the performance of the Company's obligations under this Agreement and agrees to pledge any additional shares that it receives by way of stock dividends. The Parent and the Company shall upon the execution and delivery of this Agreement execute and deliver to the Bank Pledge Agreements in the form attached hereto as Exhibits IXA and IXB, respectively. Such shares shall be endorsed in blank or accompanied by duly executed stock powers which shall be deemed to be pledges of investment securities under and pursuant to the applicable provisions of the Uniform
               Commercial  Code and shall be held by the Bank only  as  security for the Parent's guaranty of payment of the Company's obligations under this Agreement and as security for the payment of all Notes and the performance of the Company's obligations under this Agreement, respectively."

            (q)   Section  7.2  (e)  (Monthly  Compliance  Certificate,  Monthly

Collateral Report and Collateral Reconciliation Report) is hereby amended in its entirety to read as follows:


                                "(e)  Monthly  Compliance  Certificate,  Monthly
               Collateral Report and Collateral Reconciliation Report. The Company shall complete and deliver to the Bank a current Monthly Compliance Certificate, a current Monthly Collateral Report and a current Collateral Reconciliation Report in substantially the forms attached hereto as Exhibits V, VI and VII, respectively:"

           (r)   Section 7.2 (f) (Certificate) is hereby amended in its entirety to read as follows:

                               "(f)  Certificate.  The Company shall deliver  to
               the Bank a certificate, signed by the Chairman of the Board, President or any Vice President of the Company and dated the date of any loan, that to such person's knowledge no Event of Default as defined in Section 6 exists or is imminent, and that the representations and warranties of the Company contained in this Agreement are true on and as of the date of the loan;"

           (s) Section 8.9 (Notices) is hereby amended in its entirety to read as follows:

                               "8.9  Notices.   Any written notice  required  or
               permitted by this Agreement may be given by depositing it in the U.S. mail, postage prepaid, or by faxing it with a copy of the fax transmission deposited in the U.S. mail on the date of the fax transmission, addressed to the Company at 641 Lexington Avenue, Sixth Floor, New York, New York 10022, Attention: Daniel Friedman, Chairman and Chief Executive Officer, and to 16 South Wesley Avenue, Mt. Morris, Illinois 61054, Attention: David Bakener, Controller; addressed to the Parent at 641 Lexington Avenue, Sixth Floor, New York, New York 10022, Attention: Mohan Vachani, Senior Vice President; and addressed to the Bank at 33 North LaSalle Street, Chicago, Illinois 60690, Attention: James
               R. Popp, Vice President."

           (t)   Section 9.1 (a) (Maximum Loan Amount) is hereby amended in  its entirety to read as follows:

                               "9.1 (a)  Maximum Loan Amount.  On any given  day
               during the term of this Agreement, the "Maximum Loan Amount" for purposes of the Revolving Note (and the maximum amount that the Company may borrow thereunder) is hereby defined as the lesser of
               (i) 80% of the "Net Account Receivables" (as hereinafter defined) of the Company and the Subsidiary; and (ii) $27,500,000 less the unpaid principal balance of the Installment Note on such date. For purposes of this Agreement, the term "Net Account Receivables" of the Company and the Subsidiary means the amount shown on line 10 of the most recent Monthly Collateral Report delivered to the Bank, plus all estimated net billings shown on the then current Collateral Reconciliation Report and minus all collections that are deposited in the "Cash Collateral Account" (as defined in Section 9.1(b)(ix) hereof). The estimated net billings of the Company and the Subsidiary will then be adjusted to the extent necessary on the next Monthly Collateral Report submitted to the Bank to reflect the actual net billings of the Company and the Subsidiary. To the extent that there is any discrepancy between the net billings as shown on the Collateral Reconciliation Report and those shown on the Monthly Collateral Report, the net billings on the Monthly Collateral Report shall control in all respects."

      2.2   Amendment of Exhibits.  All exhibits to the Existing  Agreement  are hereby amended to reflect all of the amendments made in Article 2.1 hereof.



                          ARTICLE III

                                   EFFECTIVE DATE

      This Amendment shall become effective as of the date set forth above  when all of the following conditions shall have occurred:

           (a)   The  Bank  shall  receive counterparts of this  Amendment  duly executed on behalf of the Company;

           (b)   The Bank shall have received certified resolutions of the Board of  Directors  of  the  Company  authorizing this  Amendment,  the  transactions contemplated  hereby  and the borrowings under the amended  agreement,  together with an incumbency certificate setting forth the current officers of the Company and giving a sample of the true signature of each such officer;

           (c)  The Bank shall have received a certificate from the Chairman  of the Board, the President or any Vice President of the Company stating that:

                (i)   All  of  the representations and warranties set  forth  in

Section  2  of  the Existing Agreement are true and correct as of the  Effective

Date  as  if then made and no Event of Default, and no event which might  mature into  an Event of Default, has occurred and is continuing at the Effective Date;

and

                (ii)  No  litigation,  arbitration, governmental  or  regulatory proceeding  is  pending or, to the knowledge of the Company, threatened  against the  Company or its subsidiaries or affecting the business or operations of  the

Company or its subsidiaries which has not been disclosed by the Company  or  its subsidiaries  to  the Bank and which, if adversely determined, might  materially adversely affect the financial condition or operations of the Company or  impair the  ability  of  the  Company  to perform its obligations  under  this  Amended

Agreement  or  any note or other instrument executed thereto,  and  no  material development  not  so  disclosed  has occurred in  any  litigation,  arbitration,

governmental  or regulatory proceeding so previously disclosed might  have  such effect.

           (d)   The Bank shall have received when due the financial statements,

certificates  and other information called for by Sections 7.1 and  7.2  of  the

Existing Agreement as amended herein; and

           (e)   All  documents  executed or submitted pursuant  hereto  by  the

Company  and the Parent shall be satisfactory in form and substance to the  Bank and  its  counsel; the Bank and its counsel shall have received all information,

and  such  counterpart  originals or such certified  or  other  copies  of  such materials,  as  the Bank or its counsel may reasonably request;  and  all  legal matters  incident  to the transactions contemplated by this Amendment  shall  be satisfactory to counsel to the Bank.


                           ARTICLE IV

                         MISCELLANEOUS

           4.1        Continuation of Existing Agreement.  Except  as  otherwise amended  or required by Article II hereof, the Existing Agreement shall continue in full force and effect in all respects.

           4.2        Execution in Counterparts.  This Amendment  which  may  be executed  by the parties hereto in several counterparts (each of which shall  be executed by the Company and the Bank and be deemed to be an original, and all of which  shall  constitute  together but one and the  same  agreement),  shall  be construed in accordance with Sections 8.13 and 8.14 of the Existing Agreement.

           4.3       Entire Agreement.  This Amendment and the Exhibits attached hereto represent the entire agreement between the parties with respect to the amendment of the Existing Agreement, and there are no other arrangements or agreements between the parties with respect to such transactions which  are  not embodied herein.

           IN  WITNESS  WHEREOF,  the parties hereto have  caused  this  Amended

Agreement  to be executed by their respective officers hereunto duly  authorized as of the day and year first above written.


COMPANY: KABLE NEWS COMPANY, INC., an Illinois corporation


                                     By : /s/Daniel Freidman
                                          ------------------
                                     Its: Chairman & Chief Executive Officer
                                          ----------------------------------


ATTEST

By : /s/Valerie Asciutto
     -------------------
Its: Asst. Secretary
     ----------------



BANK:                                AMERICAN NATIONAL BANK AND TRUST COMPANY
                                     OF    CHICAGO,   a   national    banking
                                     association


                                     By:  /s/James R. Popp
                                          ---------------
                                          James R. Popp, Vice President

          The following attachments to the Third Amendment to Loan Agreement between American National Bank and Trust Company of Chicago and Kable News Company, Inc. are not filed as part of Exhibit 4 to the Quarterly Report on Form 10-Q. Registrant hereby undertakes and agrees to furnish a copy of each such omitted attachment to the Securities Exchange Commission upon request.


          Exhibit No.         Description
          -----------         -----------

              I               $27,500,000 Promissory Note (Secured)

            IIA               $43,275.10 Installment Note (Secured)

            IIB               $2,000,000 Installment Note (Secured)

            IVA Security Agreement between Kable News Company, Inc. and American National
                              Bank and Trust Company of Chicago

            IVB               Security Agreement between Kable
                              Fulfillment Services of Ohio, Inc.
                              and American National Bank and Trust
                              Company of Chicago

              V               Monthly Compliance Certificate

             VI               Monthly Collateral Report Accounts
                              Receivable Collateral

            VII               Collateral Reconciliation Reports
                              (Prospective)

            IXA               Pledge Agreement between American
                              National Bank and Trust Company of
                              Chicago and AMREP Corporation

            IXB               Pledge Agreement between American
                              National Bank and Trust Company of
                              Chicago and Kable News Company, Inc.

              X               Guaranty